Exhibit 4.6

BARCLAYS PLC,

as Issuer

THE BANK OF NEW YORK MELLON, LONDON BRANCH,

as Trustee

and Paying Agent

and

THE BANK OF NEW YORK MELLON SA/NV, LUXEMBOURG BRANCH,

as Senior Debt Security Registrar

SIXTEENTH SUPPLEMENTAL INDENTURE

Dated as of    , 2024

To the Senior Debt Securities Indenture, dated as of January 17, 2018,

Between Barclays PLC

and

The Bank of New York Mellon, London Branch, as Trustee

TABLE OF CONTENTS

		PAGE

ARTICLE I

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

SECTION 1.01.	Definitions	2
SECTION 1.02.	Effect of Headings	2
SECTION 1.03.	Separability Clause	2
SECTION 1.04.	Benefits of Instrument	2
SECTION 1.05.	Relation to Indenture	2
SECTION 1.06.	Construction and Interpretation	2

ARTICLE II

AMENDMENTS TO THE BASE INDENTURE

SECTION 2.01.	Amendments to the Base Indenture	3

ARTICLE III

MISCELLANEOUS PROVISIONS

SECTION 3.01.	Effectiveness	8

SECTION 3.02.	Ratification and Integral Part	8

SECTION 3.03.	Priority	8

SECTION 3.04.	Not Responsible for Recitals	8

SECTION 3.05.	Successors and Assigns	8

SECTION 3.06.	Counterparts	8

SECTION 3.07.	Governing Law	8

i

SIXTEENTH SUPPLEMENTAL INDENTURE, dated as of    , 2024 (the “Sixteenth Supplemental Indenture”), among BARCLAYS PLC, a public limited company registered in England and Wales, as Issuer (herein called the “Company”), having its registered office at 1 Churchill Place, London E14 5HP, United Kingdom, THE BANK OF NEW YORK MELLON, LONDON BRANCH, a New York banking corporation, as Trustee and Paying Agent (herein called the “Trustee”), having a Corporate Trust Office at 160 Queen Victoria Street, London EC4V 4LA, United Kingdom, and THE BANK OF NEW YORK MELLON SA/NV, LUXEMBOURG BRANCH, as Senior Debt Security Registrar, having an office at 2-4 Rue Eugene Ruppert, Vertigo Building – Polaris, Luxembourg, 2453, Luxembourg, to the SENIOR DEBT SECURITIES INDENTURE, dated as of January 17, 2018, between the Company and the Trustee (as heretofore amended and supplemented from time to time, the “Base Indenture” and, together with this Sixteenth Supplemental Indenture, the “Indenture”).

RECITALS OF THE COMPANY

WHEREAS, Section 9.01(d) of the Base Indenture permits supplements thereto without the consent of Holders of Senior Debt Securities, when authorized by, or pursuant to, a Board Resolution or Delegated Person Resolution, to add to, change or eliminate any of the provisions of the Base Indenture with respect to Senior Debt Securities issued on or after the date hereof;

WHEREAS, the Company desires to amend Sections 1.01, 1.05, 3.01(bb), 5.01(h), 10.04(a), 11.02, 11.03, 11.04, 11.08(a), 11.09(a), 11.10, 11.12 and 12.01(a) of the Base Indenture to add or amend certain defined terms or provisions in relation to notices, the waiver of set-off, minimum redemption notice periods, the payment of any Additional Amounts, conditions to redemption or repurchase and the contractual recognition of the U.K. Bail-in Power with respect to Senior Debt Securities;

WHEREAS, the Company has taken all necessary corporate action to authorize the execution and delivery of this Sixteenth Supplemental Indenture; and

WHEREAS, the Company has requested, and hereby requests, that the Trustee join with the Company in the execution and delivery of this Sixteenth Supplemental Indenture;

NOW, THEREFORE, THIS SIXTEENTH SUPPLEMENTAL INDENTURE WITNESSETH:

For and in consideration of the premises and the other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company, the Trustee and the Senior Debt Security Registrar mutually agree as follows with regard to the Base Indenture:

ARTICLE I

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

SECTION 1.01. Definitions. Except as otherwise expressly provided or unless the context otherwise requires, all terms used in this Sixteenth Supplemental Indenture that are defined in the Base Indenture shall have the meanings ascribed to them in the Base Indenture.

SECTION 1.02. Effect of Headings. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

SECTION 1.03. Separability Clause. In case any provision in this Sixteenth Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 1.04. Benefits of Instrument. Nothing in this Sixteenth Supplemental Indenture, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under the Indenture.

SECTION 1.05. Relation to Indenture. This Sixteenth Supplemental Indenture constitutes an integral part of the Indenture and the provisions set out in Article II herein apply to Senior Debt Securities authenticated, delivered and issued on or after the date of this Sixteenth Supplemental Indenture.

SECTION 1.06. Construction and Interpretation. Unless the context otherwise requires:

(a) the words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Sixteenth Supplemental Indenture, refer to this Sixteenth Supplemental Indenture as a whole and not to any particular provision of this Sixteenth Supplemental Indenture;

(b) the terms defined in the singular have a comparable meaning when used in the plural, and vice versa;

(c) references herein to a specific Section or Article refer to Sections or Articles of this Sixteenth Supplemental Indenture;

(d) wherever the words “include,” “includes” or “including” are used in this Sixteenth Supplemental Indenture, they shall be deemed to be followed by the words “without limitation;”

(e) references to a Person are also to its successors and permitted assigns; and

(f) the use of “or” is not intended to be exclusive unless expressly indicated otherwise.

ARTICLE II

AMENDMENTS TO THE BASE INDENTURE

SECTION 2.01. Amendments to the Base Indenture.

(a) The definition of “Capital Regulations” in Section 1.01 of the Base Indenture is hereby amended and restated in its entirety as follows:

“Capital Regulations” means, at any time, the laws, regulations, requirements, standards, guidelines and policies relating to capital adequacy and/or minimum requirement for own funds and eligible liabilities and/or loss absorbing capacity for credit institutions of either (i) the PRA and/or (ii) any other national or European authority, in each case then in effect in the United Kingdom (or in such other jurisdiction in which the Company may be organized or domiciled) and applicable to the Group, including U.K. CRD.

(b) Section 1.01 of the Base Indenture is hereby amended to include the following definitions:

“eligible liabilities” has the meaning given to such term in the U.K. Banking Act 2009, as the same has been or may be amended from time to time, and “eligible liabilities instruments” means eligible liabilities instruments for the purposes of the Capital Regulations.

“EU CRD” means: (i) Regulation (EU) No 575/2013 of the European Parliament and of the Council of 26 June 2013 on prudential requirements for credit institutions and investments firms, as amended before IP completion day; and (ii) Directive 2013/36/EU of the European Parliament and of the Council of 26 June 2013 on access to the activity of credit institutions and the prudential supervision of credit institutions and investment firms, amending Directive 2002/87/EC and repealing Directives 2006/48/EC and 2006/49/EC, as amended before IP completion day.

“IP completion day” has the meaning given in the U.K. European Union (Withdrawal Agreement) Act 2020.

“own funds” has the meaning given to such term in the U.K. CRD Regulation as interpreted and applied in accordance with the Capital Regulations.

“own funds instruments” has the meaning given to such term in the U.K. CRD Regulation as interpreted and applied in accordance with the Capital Regulations.

“U.K. CRD” means the legislative package consisting of: (i) the U.K. CRD Regulation; (ii) the law of the United Kingdom or any part of it (as amended or replaced in accordance with domestic law from time to time), which immediately before IP completion day implemented Directive 2013/36/EU of the European Parliament and of the Council of 26 June 2013 on access to the activity of credit institutions and the prudential supervision of credit institutions and investment firms, amending Directive 2002/87/EC and repealing Directives 2006/48/EC and 2006/49/EC and its implementing measures, such Directive as amended before IP completion day; and (iii) direct EU legislation (as defined in the Withdrawal Act), which immediately before IP completion day implemented EU CRD as it forms part of domestic law of the United Kingdom by virtue of the Withdrawal Act and as the same may be amended or replaced in accordance with domestic law from time to time.

“U.K. CRD Regulation” means Regulation (EU) No 575/2013 of the European Parliament and of the Council of 26 June 2013 on prudential requirements for credit institutions and investments firms, as amended before IP completion day, as it forms part of domestic law of the United Kingdom by virtue of the Withdrawal Act and as the same may be further amended or replaced in accordance with domestic law from time to time.

“Withdrawal Act” means the United Kingdom European Union (Withdrawal) Act 2018, as amended.

(c) Section 1.05 of the Base Indenture is hereby amended by deleting the references to “, facsimile transmission” and “or facsimile” appearing therein.

(d) Section 3.01(bb) of the Base Indenture is hereby amended and restated in its entirety as follows:

“(bb) the extent to which holders of the Senior Debt Securities may exercise, claim or plead any right of set-off, compensation, counterclaim, retention or netting in respect of any amount owed to it by the Company arising under, or in connection with, the Senior Debt Securities, if different from the waiver of set-off provisions in this Senior Debt Securities Indenture;”

(e) Section 5.01(h) of the Base Indenture is hereby amended and restated in its entirety as follows:

“(h) Subject to applicable law and except as otherwise provided as contemplated by Section 3.01 with respect to any series of Senior Debt Securities, no Holder or Beneficial Owner may exercise, claim or plead any right of set-off, compensation, counterclaim, retention or netting in respect of any amount owed to it by the Company arising under, or in connection with, the Senior Debt Securities and this Senior Debt Securities Indenture or any supplemental indenture hereto and each Holder and Beneficial Owner shall, by virtue of its holding of any Senior Debt Security (or any beneficial interest therein), be deemed, to the fullest extent permitted under applicable law, to have waived all such rights of set-off, compensation, counterclaim, retention and netting. Notwithstanding the foregoing, if any amounts due and payable to any Holder or Beneficial Owner of the Senior Debt Securities by the Company in respect of, or arising under, the Senior Debt Securities or this Senior Debt Securities Indenture or any supplemental indenture hereto are discharged by set-off, compensation, counterclaim, retention or netting, such Holder or Beneficial Owner shall, subject to applicable law and except as otherwise provided as contemplated by Section 3.01 with respect to any series of Senior Debt Securities, immediately pay to the Company an amount equal to the amount of such discharge (or, in the event of its winding-up or administration, the liquidator or administrator of the Company, as the case may be) and, until such time as payment is made, shall hold an amount equal to such amount in trust for the Company (or the liquidator or administrator of the Company, as the case may be) and, accordingly, any such discharge shall be deemed not to have taken place. By its acquisition of the Senior Debt Securities, each Holder and Beneficial Owner agrees to be bound by these provisions relating to waiver of set-off, compensation, counterclaim, retention and netting.”

(f) Section 10.04(a) of the Base Indenture is hereby amended and restated in its entirety as follows:

“Section 10.04 Additional Amounts. (a) Unless otherwise specified in the terms of Senior Debt Securities of a series in accordance with Section 3.01, the Company will pay any amounts to be paid by the Company on any series of Senior Debt Securities without deduction or withholding for, or on account of, any and all present or future income, stamp and other taxes, levies, imposts, duties, charges, fees, deductions or withholdings (“Taxes”) now or hereafter imposed, levied, collected, withheld or assessed by or on behalf of the United Kingdom or any political subdivision or authority thereof or therein having the power to tax (each, a “Taxing Jurisdiction”), unless the deduction or withholding is required by law. Unless otherwise specified in the terms of the Senior Debt Securities of a series in accordance with Section 3.01, if at any time a Taxing Jurisdiction requires the Company to deduct or withhold Taxes, the Company will pay the additional amounts of, or in respect of, any interest (but not principal or any premium) on such series of Senior Debt Securities (“Additional Amounts”) that are necessary so that the net amounts in respect of interest paid to the Holders of such series of Senior Debt Securities, after the deduction or withholding, shall equal the amounts in respect of interest which would have been payable in respect of such series of Senior Debt Securities had no such deduction or withholding been required. However, the Company will not pay Additional Amounts for Taxes:

(i) that are payable because the Holder or the Beneficial Owner of the Senior Debt Securities is a domiciliary, national or resident of, or engages in business or maintains a permanent establishment or is physically present in, a Taxing Jurisdiction requiring that deduction or withholding, or otherwise has some connection with the Taxing Jurisdiction other than the holding or ownership of the relevant Senior Debt Securities, or the collection of any payment of, or in respect of any interest on, any Senior Debt Securities of the relevant series;

(ii) that are payable because (except in the case of a winding up of the Company in England) the relevant Senior Debt Securities are presented for payment in the United Kingdom;

(iii) that are payable because the relevant Senior Debt Securities are presented for payment more than thirty (30) days after the date payment became due or was provided for, whichever is later, except to the extent that the Holder would have been entitled to the Additional Amounts on presenting the Senior Debt Security for payment at the close of such thirty-day (30-day) period;

(iv) that are payable because the Holder or the Beneficial Owner of the relevant Senior Debt Securities or the beneficial owner of any payment of, or in respect of, any interest on such Senior Debt Securities failed to make any necessary claim or to comply with any certification, identification or other requirements concerning the nationality, residence, identity or connection with the Taxing Jurisdiction of such Holder, Beneficial Owner or beneficial owner, if such claim or compliance is required by statute, treaty, regulation or administrative practice of the Taxing Jurisdiction as a condition to relief or exemption from such Taxes; or

(v) if such Taxes would not have been so imposed, or would have been excluded pursuant to clauses (i) through (iv) above inclusive, if the beneficial owner of, or person ultimately entitled to obtain an interest in, such Senior Debt Securities had been the Holder of such Senior Debt Securities.

Whenever in this Senior Debt Securities Indenture there is mentioned, in any context, the payment of any interest on, or in respect of, any Senior Debt Security of any series, such mention shall be deemed to include mention of the payment of Additional Amounts provided for in this Section to the extent that, in context, Additional Amounts are, were or would be payable in respect thereof pursuant to the provisions of this Section and as if express mention of the payment of Additional Amounts (if applicable) were made in any provisions hereof where such express mention is not made.”

(g) Sections 11.02, 11.03, 11.04, 11.08(a) and 11.09(a) of the Base Indenture are hereby amended by replacing the reference to “thirty (30)” appearing therein by “fifteen (15).”

(h) Section 11.10 of the Base Indenture is hereby amended and restated in its entirety as follows:

“Section 11.10 Limitations on Redemption. Notwithstanding any other provision in this Senior Debt Securities Indenture and unless otherwise provided as contemplated by Section 3.01 with respect to any series of Senior Debt Securities, the Company may redeem any series of Senior Debt Securities before their Stated Maturity (and give notice thereof to the Holders of the relevant Senior Debt Securities) only if the Company has obtained the prior consent of the Relevant U.K. Resolution Authority (if such consent is then required by the Capital Regulations) for the redemption of the Senior Debt Securities. In addition, any such redemption of any series of Senior Debt Securities shall be subject to the additional conditions set out in Section 11.13.”

(i) Section 11.12 of the Base Indenture is hereby amended and restated in its entirety as follows:

“Section 11.12 Condition to Repurchase. Unless otherwise provided as contemplated by Section 3.01 with respect to any series of Senior Debt Securities, the Company or any member of the Group may purchase or otherwise acquire any Outstanding Senior Debt Securities of any series at any price in the open market or otherwise in accordance with the Capital Regulations, and subject to the prior consent of the Relevant U.K. Resolution Authority (if such consent is then required by the Capital Regulations). In addition, any such repurchase of Outstanding Senior Debt Securities shall be subject to the additional conditions set out in Section 11.13.”

(j) A new Section 11.13 is hereby inserted into the Base Indenture as follows:

“Section 11.13 Additional Conditions Relating to Redemption and Repurchase of Senior Debt Securities. Any early redemption or repurchase of a particular series of Senior Debt Securities shall be subject to one of the following conditions in (a), (b) or (c) below being met, as applicable to such Senior Debt Securities, in each case, if and to the extent then required by the Capital Regulations:

(a) before or at the same time as such redemption or repurchase of the Senior Debt Securities, the Company replaces such Senior Debt Securities with “own funds instruments” or “eligible liabilities instruments” of equal or higher quality at terms that are sustainable for the Company’s income capacity; or

(b) the Company has demonstrated to the satisfaction of the Relevant U.K. Resolution Authority that its “own funds” and “eligible liabilities” would, following such redemption or repurchase, exceed the requirements for own funds and eligible liabilities laid down in U.K. CRD and in the U.K. legislation that implemented EU Directive 2014/59/EU, as amended from time to time, by a margin that the Relevant U.K. Resolution Authority, in agreement with the PRA, considers necessary; or

(c) the Company has demonstrated to the satisfaction of the Relevant U.K. Resolution Authority that the partial or full replacement of the Senior Debt Securities with own funds instruments is necessary to ensure compliance with the own funds requirements in U.K. CRD for continuing authorization.

Notwithstanding the conditions set out above, if, at the time of any such redemption or repurchase, the Capital Regulations permit the redemption or repurchase of a particular series of Senior Debt Securities only after compliance with one or more alternative or additional pre-conditions to those set out above, the Company will comply with such other and/or, as appropriate, additional pre-condition(s).”

(k) Section 12.01(a) of the Base Indenture is hereby amended and restated in its entirety as follows:

“Notwithstanding and to the exclusion of any other term of the Senior Debt Securities or any other agreements, arrangements, or understandings between the Company and any Holder or Beneficial Owner of the Senior Debt Securities or the Trustee on behalf of the Holders of the Senior Debt Securities, by acquiring any Senior Debt Securities, each Holder and Beneficial Owner of the Senior Debt Securities acknowledges, accepts, agrees to be bound by, and consents to, the exercise of any U.K. Bail-in Power by the Relevant U.K. Resolution Authority that may result in (i) the reduction or cancellation of all, or a portion, of the principal amount of, or interest on, the Senior Debt Securities; (ii) the conversion of all, or a portion of, the principal amount of, or interest on, the Senior Debt Securities into shares or other securities or other obligations of the Company or another person (and the issue to, or conferral on, the Holder or Beneficial Owner of the Senior Debt Securities such shares, securities or obligations); (iii) the cancellation of the Senior Debt Securities; and/or (iv) the amendment or alteration of the maturity of the Senior Debt Securities, or amendment of the amount of interest due on the Senior Debt Securities, or the dates on which interest becomes payable, including by suspending payment for a temporary period; which U.K. Bail-in Power may be exercised by means of a variation of the terms of the Senior Debt Securities solely to give effect to the exercise by the Relevant U.K. Resolution Authority of such U.K. Bail-in Power. Each Holder and Beneficial Owner further acknowledges and agrees that the rights of Holders and Beneficial Owners of the Senior Debt Securities are subject to, and will be varied, if necessary, solely to give effect to, the exercise of any U.K. Bail-in Power by the Relevant U.K. Resolution Authority. For the avoidance of doubt, this consent and acknowledgment is not a waiver of any rights Holders and Beneficial Owners of the Senior Debt Securities may have at law if and to the extent that any U.K. Bail-in Power is exercised by the Relevant U.K. Resolution Authority in breach of laws applicable in England.”

ARTICLE III

MISCELLANEOUS PROVISIONS

SECTION 3.01. Effectiveness. This Sixteenth Supplemental Indenture shall become effective upon its execution and delivery.

SECTION 3.02. Ratification and Integral Part. The Base Indenture, as supplemented by this Sixteenth Supplemental Indenture, is in all respects ratified and confirmed, including without limitation all the rights, immunities and indemnities of the Trustee.

SECTION 3.03. Priority. This Sixteenth Supplemental Indenture shall be deemed an integral part of the Indenture in the manner and to the extent herein and therein provided. The provisions of this Sixteenth Supplemental Indenture shall, subject to the terms hereof, supersede the provisions of the Base Indenture to the extent the Base Indenture is inconsistent herewith.

SECTION 3.04. Not Responsible for Recitals. The recitals contained herein shall be taken as the statements of the Company, and neither the Trustee nor any authenticating agent assumes any responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Sixteenth Supplemental Indenture, except that the Trustee represents and warrants that it has duly authorized, executed and delivered this Sixteenth Supplemental Indenture.

SECTION 3.05. Successors and Assigns. All covenants and agreements in the Base Indenture, as supplemented and amended by this Sixteenth Supplemental Indenture, by the Company shall bind its successors and assigns, whether so expressed or not.

SECTION 3.06. Counterparts. This Sixteenth Supplemental Indenture may be executed manually, by facsimile or by electronic signature in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

SECTION 3.07. Governing Law. This Sixteenth Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York, except for the waiver of set-off provisions set forth in Section 5.01(h) of the Base Indenture, as amended hereby, which shall be governed by and construed in accordance with English law.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Sixteenth Supplemental Indenture to be duly executed as of the day and year first above written.

BARCLAYS PLC

By:
Name:
Title:

THE BANK OF NEW YORK MELLON, LONDON BRANCH, AS TRUSTEE AND PAYING AGENT

By:
Name:
Title:

THE BANK OF NEW YORK MELLON SA/NV, LUXEMBOURG BRANCH, AS SENIOR DEBT SECURITY REGISTRAR

By:
Name:
Title:

[Signature Page to Sixteenth Supplemental Indenture]